UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       September 15, 2008

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 17, 2008, to correct certain typographical errors in the text of the Report and in the Securities Purchase Agreement dated as of September 15, 2008, which was filed as Exhibit 10.1 to the Report.  In addition to correcting an erroneous reference to 2007 instead of 2008, this Amendment No. 1 corrects a miscalculation of the number of shares of our Common Stock issuable upon exercise of warrants issued, or to be issued, pursuant to the Securities Purchase Agreement.

Item 1.01  —  Entry into a Material Definitive Agreement.

On September 15, 2008, we entered into a Securities Purchase Agreement with The Quercus Trust (“Quercus”), pursuant to which we have agreed to issue to Quercus up to $7,500,000 face amount of our 10% Convertible Promissory Notes (“Notes”) and Common Stock Purchase Warrants (“Warrants”) entitling the holder to purchase up to 14,000,000 shares of our Common Stock.

Pursuant to the Agreement, at an initial closing on September 15, 2008, we issued and sold to Quercus, for an aggregate purchase price of $2,000,000, a Note, due September 30, 2013, in the original principal amount of $2,000,000 and a Warrant for the purchase of 4,000,000 shares of Common Stock.

Quercus may elect to convert the Note at any time into shares of our common stock at a price of $0.75 per share (the “Conversion Price”), which represents a discount of approximately 6.25% off the closing price for our common stock on September 12, 2008.  Interest on the Note is payable quarterly in arrears; at our election, all or any portion of the interest may be paid by the issuance of shares of our Common Stock valued at 90% of the volume weighted average trading price per share of our Common Stock for the ten trading days immediately preceding the respective interest payment date.  We may not pre-pay  the Note without the prior written consent of the holder.

The Warrant permits the holder to purchase, at any time on or before September 30, 2013, up to 4,000,000 shares of our Common Stock at a purchase price of $1.25 per share, which represents a premium of approximately 56.25% over the closing price for our common stock on September 12, 2008.  The Warrant contains conventional anti-dilution provisions for the adjustment of the exercise price in the event we issue additional shares of our common stock or securities convertible into common stock (subject to certain specified exclusions) at a price per share less than $0.80 per share (the closing price for our common stock on September 12, 2008).  The Warrant also includes conventional provisions permitting “cashless” exercise under certain specified circumstances.

The Agreement provides that Quercus will purchase an additional Note (in form substantially identical to the Note issued at the initial closing) in the original principal amount of $5,000,000 and an additional Warrant (in form substantially identical to the Warrant issued at the initial closing) for the purchase of 10,000,000 shares of our Common Stock upon the satisfaction of certain conditions set forth in the Agreement.

Pursuant to the Agreement, we amended the Common Stock Purchase Warrant issued to Quercus on December 18, 2007 (the “2007 Warrant”) to reduce the exercise price of such warrant from $1.50 to $1.25 per share.

In the Agreement, we agreed to file one or more registration statements under the Securities Act of 1933 covering the resale by Quercus of the shares of our Common Stock issuable in payment of interest on the notes, upon conversion of the Notes or upon exercise of the Warrants.  The registration rights provisions of the Agreement contain conventional terms including indemnification and contribution undertakings and a provision for liquidated damages in the event the required registration statements are not filed or are not declared effective prior to deadlines set forth in the Agreement.

The Agreement also grants to Quercus a right of first refusal to participate in any subsequent financing we undertake prior to the earlier of (i) the date on which we first report results of operations reflecting a positive cash flow in each of two successive fiscal quarters or (ii) September 15, 2010 (subject to certain conventional exceptions) in order to permit Quercus to maintain its fully-diluted ownership interest in our Common Stock.

Quercus is a trust for the benefit of the family of David Gelbaum.  Mr. Gelbaum, the trustee of Quercus, is a member of our Board of Directors.

The Agreement, the form of Warrant, the form of Note and the amendment to the 2007 Warrant are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the foregoing descriptions are qualified in their entirety by reference to such Exhibits.

Item 3.02  —  Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement described in Item 1.01 above, on September 15, 2008 we issued to The Quercus Trust a Note in the original principal amount of $2,000,000 and a Warrant for the purchase (on or before September 30, 2013) of up to 4,000,000 shares of our Common Stock.  The Note is convertible, at any time on or before September 30, 2013, into shares of our Common Stock at the rate of $0.75 per share.

In the Agreement, Quercus represented to us that it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and an a “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act of 1933) and that it was acquiring the Note and the Warrant for its own account, for investment purposes, and without a view toward distribution or resale of such securities ..  The Note and Warrant were issued to Quercus in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.  We intend to use the proceeds from the sale of the Note and Warrant for working capital purposes, to purchase fixed assets used in the development or production of the Company’s products, and for investment in new technologies related to the Company’s business.

For its services in connection with our sale of the Note and the Warrant to Quercus, we paid Merriman Curhan Ford a placement fee of $160,000 and issued to that firm a Warrant (in form substantially identical to the Warrant issued to Quercus) for the purchase of 453,334 shares of our Common Stock.  The Warrant was issued to Merriman Curhan Ford in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated as of September 15, 2008 between ThermoEnergy Corporation and The Quercus Trust *

4.2	Form of 10% Convertible Promissory Note issued pursuant to the Securities Purchase Agreement dated as of September 15, 2008 between ThermoEnergy Corporation and The Quercus Trust *

4.3	Amendment No. 1 to Common Stock Purchase Warrant No. 2007-12-1 *

10.1	Securities Purchase Agreement dated as of September 15, 2008 between ThermoEnergy Corporation and The Quercus Trust †

*	Previously filed
†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2009

ThermoEnergy Corporation
(Registrant)

By:	/s/ Andrew T. Melton
Name: Andrew T. Melton
Title: Executive Vice President and Chief Financial Officer